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                                                                      EXHIBIT 99


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                                     PROXY
                            SOUTHWEST BANKERS, INC.
                               San Antonio, Texas
                        Special Meeting of Shareholders
                               December __, 1994
                         -----------------------------

     The undersigned shareholder of Southwest Bankers, Inc. ("Southwest") hereby constitutes and appoints ____________________ and ____________________, or either of them, each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of Southwest common stock ("Southwest Common Stock") which the undersigned would be entitled to vote if personally present at the Special Meeting of Southwest Shareholders to be held at 3:00 P.M., San Antonio Time, on December __, 1994, and at any adjournments thereof (the "Meeting"), upon the proposals described in the Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders, both dated October __, 1994, receipt of which is acknowledged, in the manner specified below.

     1. Approval of proposed resolutions approving, ratifying, confirming and adopting an Agreement and Plan of Reorganization, dated as of June 16, 1994, as amended, by and between Compass Bancshares, Inc. ("Compass") and Southwest (the "Merger Agreement"), a copy of which is attached as Appendix I to the Proxy Statement/Prospectus, pursuant to which Southwest will be merged with and into Compass and become a wholly owned subsidiary of Compass (the "Merger").

            [ ]  For    [ ]  Against    [ ]  Abstain

     2. In their sole discretion on such matters as may properly come before the Meeting or any adjournments thereof.

            [ ]  Authorized    [ ]  Authority Withheld

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the Merger and with discretionary authority on all other matters that may properly come before the Meeting or any adjournments thereof.

     Please date and sign exactly as your name appears on this Proxy. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                          --------------------------------------
                                              (Signature of Shareholder)


                                         --------------------------------------
                                              (Signature of Shareholder)

                                         Dated ______________, 1994

THIS PROXY IS SOLICITED ON BEHALF OF SOUTHWEST'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.